FOR RELEASE AT 4:00PM EDT AUGUST 8, 2006:

Contacts:
Paul Rosenbaum Rentrak Corporation Chairman & CEO 503-284-7581 exitpoll@aol.com	Investors PondelWilkinson Parham Ron Parham 503-924-1186 rparham@pondel.com

RENTRAK REPORTS STRONG FIRST QUARTER;
NET INCOME RISES 142 PERCENT ON 29 PERCENT REVENUE GROWTH

        PORTLAND, Ore. (August 8, 2006)—Rentrak Corp. (Nasdaq:RENT) today announced strong financial results for its first fiscal quarter ended June 30, 2006.

        First quarter net income increased 142.4 percent to $1.6 million, or $0.14 per diluted share, from $655,000, or $0.06 per diluted share, in last year’s comparable period. Revenues increased 28.8 percent to $26.9 million from $20.9 million and operating income increased 169 percent, to $2.4 million from $877,000 in last year’s first fiscal quarter.

        First quarter revenues in the company’s Pay-Per-Transaction (PPT) segment totaled $23.5 million, an increase of 29.1 percent compared with $18.2 million in last year’s comparable period, benefiting from a strong slate of movie titles available for rental which resulted in increased sales to existing customers.

        First quarter revenues in the company’s Advanced Media & Information (AMI) segment increased 26.6 percent to $3.4 million compared with $2.7 million in last year’s first fiscal quarter. Revenues from the company’s Essentials™ services increased 34.2 percent, while revenues from the company’s Direct Revenue Sharing (DRS) service increased 19.8 percent, compared with the same period last year. Beginning with the first quarter of fiscal 2007, the AMI division now includes results from all of the company’s Essentials services, including Box Office Essentials™, Direct Revenue Sharing (DRS), OnDemand Essentials™; Supply Chain Essentials™; Retail Essentials™ and Home Video Essentials™.

        Selling and administrative expenses in the first quarter totaled $6.0 million compared with $5.2 million in last year’s first quarter, but declined to 22.1 percent of revenue from 24.8 percent of revenue last year. The increased spending related primarily to the company’s continuing development and enhancement efforts in support of its AMI services and incremental non-cash, stock-based compensation expenses of $178,000 related to the company’s adoption of SFAS 123(R).

Rentrak Fiscal 2007 First Quarter Earnings

        As of July 31, the company has repurchased 193,500 shares of its common stock for $1.9 million under the board of directors’ January 2006 authorization to repurchase up to 1,000,000 shares. The company’s cash and equivalents totaled $29.0 million at June 30, 2006 compared with $30.5 million at March 31, 2006.

        Rentrak Chairman and Chief Executive Officer Paul Rosenbaum commented, “Our strong first quarter results represent a solid start to fiscal 2007, with our PPT and AMI divisions each contributing double-digit revenue growth. Our PPT division benefited from a rich home video movie release schedule and increased revenues in our AMI division reflected the new customers we’ve added over the past year. In July, our OnDemand Essentials customer base grew to 34 and we added three more network operators to our family of content data providers.”

        Rosenbaum concluded, “We continue to expect revenues for the full fiscal year to be comparable to those of fiscal 2006, with revenues for the remaining three quarters spread fairly evenly. We also continue to expect quarterly profitability throughout fiscal 2007 and that our PPT segment and current offerings within the AMI segment will remain a steady source of revenue, earnings and cash flow. We intend to use this cash flow to invest in ongoing development of additional Entertainment Essentials services and to repurchase shares of our common stock subject to market conditions.”

Conference Call

        Rentrak has scheduled a conference call for 2 p.m. (PDT) August 8, 2006 to discuss the company’s financial performance. Shareowners, members of the media and other interested parties may participate in the call by dialing 888.396.2356 from the U.S. or Canada, or 617.847.8709 for international callers, passcode 21991203. An audio replay of the conference call is available through midnight June 15 by dialing 888-286-8010 from the U.S. or Canada, or 617-801-6888 from international locations, passcode 52747467. This call is being webcast by CCBN and can be accessed at Rentrak’s web site at www.rentrak.com where it will be archived through August 8, 2007. The webcast is also accessible over CCBN’s Investor Distribution Network and available to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About Rentrak Corporation

        Rentrak Corporation, based in Portland, Oregon, is an information management company serving clients in the media, entertainment, retail, advertising and manufacturing industries. The company’s Entertainment Essentials™ suite of services is redefining media measurement in the digital broadband era.

Rentrak Fiscal 2007 First Quarter Earnings

Entertainment Essentials provides customers with near-real-time, actionable insight into performance of content distributed over a wide variety of modern media technologies. Available by license or subscription, each ASP-based Entertainment Essentials application allows executives to analyze detailed industry-wide and title-specific data to make decisions that enhance the bottom line and provide competitive advantage. For further information, please visit Rentrak’s corporate Web site at http://www.rentrak.com.

Safe Harbor Statement

        When used in this discussion, the words “anticipates,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for the company’s PPT® and information services segments and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak’s financial results include customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s March 31, 2006 annual report on Form 10-K and subsequent quarterly reports, filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

# # #

(Financial Tables Follow)

Rentrak Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30, 2006	March 31, 2006 (1)
Assets
Current Assets:
Cash and cash equivalents	$6,862	$15,666
Marketable securities	22,089	14,832
Accounts receivable, net of allowances for
doubtful accounts of $484 and $461	18,637	18,314
Advances to program suppliers, net of program
supplier reserves of $32 and $32	235	225
Income tax receivable and prepaid taxes	48	—
Deferred income tax assets	107	110
Other current assets	712	607

Total Current Assets	48,690	49,754
Property and Equipment, net of accumulated
depreciation of $6,276 and $5,876	4,323	3,623
Deferred Income Tax Assets	337	312
Other Assets	616	639

Total Assets	$53,966	$54,328

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$14,377	$15,493
Taxes payable	1,368	972
Accrued liabilities	389	532
Deferred rent, current portion	20	—
Accrued compensation	762	1,366
Deferred revenue	746	484

Total Current Liabilities	17,662	18,847
Deferred rent, long-term portion	376	—
Commitments and Contingencies	—	—
Stockholders' Equity:
Preferred stock, $0.001 par value; 10,000
shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000
shares authorized; shares issued and outstanding:
10,569 and 10,697	11	11
Capital in excess of par value	46,928	48,069
Accumulated other comprehensive income	181	181
Accumulated deficit	(11,192)	(12,780)

Total Stockholders' Equity	35,928	35,481

Total Liabilities and Stockholders' Equity	$53,966	$54,328

(1) Derived from our March 31, 2006 audited consolidated financial statements.

See accompanying Notes to Condensed Consolidated Financial Statements.

Rentrak Corporation and Subsidiaries
Consensed Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	For the Three Months Ended June 30,
	2006	2005
Revenue	$26,901	$20,882
Operating expenses:
Cost of sales	18,586	14,832
Selling and administrative	5,956	5,173

	24,542	20,005

Income from operations	2,359	877
Other income (expense):
Interest income	354	156
Interest expense	(1)	(1)

	353	155

Income before income taxes	2,712	1,032
Provision for income taxes	1,124	377

Net income	$1,588	$655

Basic net income per share	$0.15	$0.06

Diluted net income per share	$0.14	$0.06

Shares used in per share calculations:
Basic	10,699	10,549

Diluted	11,225	11,095

See accompanying Notes to Condensed Consolidated Financial Statements.

Rentrak Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	For the Three Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$1,588	$655
Adjustments to reconcile net income to net cash flows
provided by (used in) operating activities:
Tax benefits from stock option exercises	48	13
Depreciation and amortization	405	312
Adjustment to allowance for doubtful accounts	23	79
Stock-based compensation	197	—
Deferred income taxes	(22)	364
(Increase) decrease in:
Accounts receivable	(346)	1,226
Advances to program suppliers	(10)	524
Income taxes receivable and prepaid taxes	(48)	6
Other current assets	(201)	(158)
Increase (decrease) in:
Accounts payable	(1,116)	(3,064)
Accrued liabilities and compensation	(351)	(299)
Deferred rent	396	—
Deferred revenue and other liabilities	262	223

Net cash provided by (used in) operating activities	825	(119)
Cash flows from investing activities:
Purchase of marketable securities	(7,257)	—
Purchase of property and equipment	(1,100)	(570)
Note receivable payments received	114	74

Net cash used in investing activities	(8,243)	(496)
Cash flows from financing activities:
Payment of capital lease obligations	—	(10)
Issuance of common stock	149	22
Repurchase of common stock	(1,535)	—
Note receivable, related party	—	753

Net cash provided by (used in) financing activities	(1,386)	765

Increase (decrease) in cash and cash equivalents	(8,804)	150
Cash and cash equivalents:
Beginning of year	15,666	21,983

End of period	$6,862	$22,133

Supplemental Cash Flow Information:
Cash paid during the period for interest	$—	$1
Cash paid during the period for income taxes, net	748	2

See accompanying Notes to Condensed Consolidated Financial Statements.